UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 25, 2007
COLLEGIATE PACIFIC INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15289	22-2795073
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1901 Diplomat Drive
Dallas, Texas	75234
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (972) 243-8100
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 25, 2007, Collegiate Pacific Inc. (the “Company”) issued a press release announcing Mr. Michael Blumenfeld’s intent to resign from the Board of Directors as the Company’s Chairman of the Board effective June 30, 2007. Mr. Blumenfeld’s resignation is pursuant to a previously announced retirement plan and is not the result of a disagreement related to any matter involving the Company’s operations, policies or practices. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein.
Item 9.01 Financial Statements and Exhibits.

99.1	Press Release, dated May 25, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegiate Pacific Inc.
May 25, 2007	By:	/s/ William R. Estill
		Name:	William R. Estill
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated May 25, 2007